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                         AMENDMENT TO RIGHTS AGREEMENT

          Amendment, dated as of February 22, 2000 (the "Amendment"), between ASCENT ENTERTAINMENT GROUP, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, as rights agent (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of June 27, 1997 (the "Rights Agreement");

          WHEREAS, there is not as of the date hereof any Acquiring Person (as defined in the Rights Agreement); and

          WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27;

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

          Section 1. Amendment to Definitions. Section 1 of the Rights Agreement is amended by adding thereto a new subsection (ae) which shall read as follows:

          "(ae) 'Liberty Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of February 22, 2000, by and among Liberty Media Corporation ("Parent"), Liberty AEG Acquisition Inc. ("Merger Sub") and the Company, as the same may be amended from time to time.

          Section 2. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is amended by deleting the word "or" immediately preceding clause
(iii) and replacing such word with "," and by adding the following at the end of clause (iii): "or (iv) immediately prior to the Effective Time. For purposes of clause (iv) above, "Effective Time" shall have the meaning given such term in the Liberty Merger Agreement."

          Section 3. Addition of New Section 34. The Rights Agreement is amended by adding a Section 34 thereof which shall read as follows:

          "Section 34. Exception for Liberty Merger Agreement. Notwithstanding any provision of this Agreement to the contrary,
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     neither a Distribution Date, an event described in the first paragraph of
     Section 11(a)(ii) of this Agreement nor a Shares Acquisition Date shall be deemed to have occurred, none of Parent, Merger Sub or any of their respective Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or 13 of this Agreement, in any such case by reason of (a) the approval, execution or delivery of the Liberty Merger Agreement or any amendments thereof ap proved in advance by the Board of Directors of the Company or (b) the commencement or, prior to termination of the Liberty Merger Agreement, the consummation of any of the transactions contem plated by the Liberty Merger Agreement in accordance with the provisions of the Liberty Merger Agreement, including the Offer and the Merger (as defined in the Liberty Merger Agreement)."

          Section 4. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 6. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           *     *     *     *     *

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


Attest:                                ASCENT ENTERTAINMENT
                                       GROUP, INC.


By: /s/ David B. Ehrlich               By: /s/ Arthur M. Aaron
    --------------------                   -------------------
Name:  David B. Ehrlich                Name:  Arthur M. Aaron
Title: Vice President                  Title: Executive Vice President, Business
                                              Affairs



Attest:                                THE BANK OF NEW YORK,
                                       as Rights Agent


By: /s/ Steven Myers                   By: /s/ James Dimino
    ----------------                       -----------------
Name:   Steven Myers                   Name:  James Dimino
Title:  Assistant Vice President       Title: Vice President

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